As filed with the Securities and Exchange Commission on November 30, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERCURY COMPUTER SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2741391
(State of Incorporation)	(I.R.S. Employer Identification Number)

199 Riverneck Road

Chelmsford, Massachusetts 01824

(978) 256-1300

(Address of Principal Executive Offices)

MERCURY COMPUTER SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Craig Barrows

Vice President, General Counsel

Mercury Computer Systems, Inc.

Chelmsford, Massachusetts 01824

(978) 256-1300

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee (5)
Common Stock	2,449,981	$13.04	$31,947,752.24	$0

(1)	All of the 2,449,981 shares of the registrant’s common stock listed were part of the shares previously registered by registrant on Form S-8 (File No. 333-112990 filed on February 20, 2004 and File No. 333-101993 filed on December 19, 2002) in connection with the registrant’s 1997 Stock Option Plan, as amended (the “Original Registration Statements”).

(2)	This registration statement also covers preferred stock purchase rights (the “Rights”) which are presently attached to and trade with the registrant’s common stock. Any value attributable to the Rights is reflected in the market price of the common stock.

(3)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock to be offered or sold as a result of the anti-dilution provisions of the employee benefit plan described herein, including to prevent dilution resulting from any reorganization, recapitalization, reclassification, stock dividend, stock split or other similar change.

(4)	Calculated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee, based on the average of the high and low prices on the NASDAQ Global Select Market on November 28, 2006.

(5)	The total registration fee for the shares being registered hereby is $3,418.41. An aggregate filing fee of $6,726.38 previously paid by the registrant in connection with the registration of the shares being carried forward from the Original Registration Statements is offset against the filing fee for this registration statement.

EXPLANATORY NOTE

This registration statement is being filed solely for the purpose of registering 2,449,981 additional shares of common stock, par value $.01 per share (the “Common Stock”), of Mercury Computer Systems, Inc. (the “Company”) to be offered to participants under the Company’s 2005 Stock Incentive Plan, as amended (the “2005 Plan”), originally adopted in 2005. The maximum number of shares of Common Stock reserved and available for issuance under the 2005 Plan includes 1,942,264 shares, which were previously registered with the Securities and Exchange Commission (the “Commission”) on Form S-8 (File No. 333-129929 filed on November 23, 2005) (the “2005 Registration Statement”), plus the number of shares underlying any grants previously made under the Company’s 1997 Stock Option Plan (the “1997 Plan”) that are forfeited, canceled or are terminated (other than by exercise) from and after the effective date of the 2005 Plan. An aggregate of 2,449,981 additional shares have been included in the shares reserved for issuance under the 2005 Plan as a result of the forfeiture, cancellation or termination (other than by exercise), during the period between the effective date of the 2005 Plan and October 31, 2006, of grants previously made under the 1997 Plan.

Pursuant to General Instruction E of Form S-8, the contents of the 2005 Registration Statement are incorporated herein by reference, except as otherwise noted below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated herein by reference:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended June 30, 2006, as filed with the Commission on September 13, 2006;

(b)	The Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2006, as filed with the Commission on November 9, 2006;

(c)	The Company’s current reports on Form 8-K filed with the Commission on July 27, 2006 (excluding the information and exhibit furnished pursuant to Item 2.02), August 8, 2006, August 21, 2006, October 5, 2006, October 27, 2006 and November 15, 2006;

(d)	The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A dated January 7, 1998, as filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment thereto or report filed for the purpose of updating such description; and

(e)	The description of the Company’s preferred stock purchase rights contained in the Company’s registration statement on Form 8-A dated December 15, 2005, as filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Craig Barrows, Vice President, General Counsel of the Company, has given his opinion on the validity of the Common Stock offered under this registration statement. As of the date of this registration statement, Mr. Barrows owned 13,500 shares of Common Stock, all of which were issued under the Company’s 2005 Stock Incentive Plan and are subject to forfeiture under certain conditions.

ITEM 8.	EXHIBITS.

Exhibit	Description

4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K/A for the fiscal year ended June 30, 2002, as filed with the Commission on September 27, 2002).

4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2004, as filed with the Commission on February 8, 2005).

4.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005).

4.4	By-laws, as amended through September 22, 2004 (incorporated herein by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004, as filed with the Commission on November 1, 2004).

4.5	Shareholder Rights Agreement, dated as of December 14, 2005, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (incorporated herein by reference to Exhibit 2 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005).

4.6	Mercury Computer Systems, Inc. 2005 Stock Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, as filed with the Commission on August 8, 2006).

5.1*	Opinion of General Counsel.

23.1*	Consent of KPMG LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of General Counsel (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in signature page to this registration statement).

99.1	Form of Stock Option Agreement under the 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, as filed with the Commission on August 21, 2006).

99.2	Form of Restricted Stock Award Agreement under the 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.3 of the Company’s current report on Form 8-K, as filed with the Commission on November 16, 2005).

99.3	Form of Restricted Stock Award Agreement with James R. Bertelli under the 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.4 of the Company’s current report on Form 8-K, as filed with the Commission on November 16, 2005).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Chelmsford, the Commonwealth of Massachusetts on this 30th day of November, 2006.

MERCURY COMPUTER SYSTEMS, INC.

By:	/s/ Robert E. Hult
Robert E. Hult Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints James R. Bertelli, Robert E. Hult and Alex N. Braverman his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James R. Bertelli James R. Bertelli	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2006

/s/ Robert E. Hult Robert E. Hult	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 30, 2006

/s/ Alex N. Braverman Alex N. Braverman	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 30, 2006

/s/ Gordon B. Baty Gordon B. Baty	Director	November 30, 2006

/s/ Albert P. Belle Isle Albert P. Belle Isle	Director	November 30, 2006

/s/ George W. Chamillard George W. Chamillard	Director	November 30, 2006

/s/ Russell K. Johnsen Russell K. Johnsen	Director	November 30, 2006

/s/ Sherman N. Mullin Sherman N. Mullin	Director	November 30, 2006

/s/ Lee C. Steele Lee C. Steele	Director	November 30, 2006

/s/ Vincent Vitto Vincent Vitto	Director	November 30, 2006

/s/ Richard P. Wishner Richard P. Wishner	Director	November 30, 2006

EXHIBIT INDEX

Exhibit	Description

4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K/A for the fiscal year ended June 30, 2002, as filed with the Commission on September 27, 2002).

4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2004, as filed with the Commission on February 8, 2005).

4.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005).

4.4	By-laws, as amended through September 22, 2004 (incorporated herein by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004, as filed with the Commission on November 1, 2004).

4.5	Shareholder Rights Agreement, dated as of December 14, 2005, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (incorporated herein by reference to Exhibit 2 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005).

4.6	Mercury Computer Systems, Inc. 2005 Stock Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, as filed with the Commission on August 8, 2006).

5.1*	Opinion of General Counsel.

23.1*	Consent of KPMG LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of General Counsel (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in signature page to this registration statement).

99.1	Form of Stock Option Agreement under the 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, as filed with the Commission on August 21, 2006).

99.2	Form of Restricted Stock Award Agreement under the 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.3 of the Company’s current report on Form 8-K, as filed with the Commission on November 16, 2005).

99.3	Form of Restricted Stock Award Agreement with James R. Bertelli under the 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.4 of the Company’s current report on Form 8-K, as filed with the Commission on November 16, 2005).

*Filed herewith